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                                                              EXHIBIT 10.4

                      FIRST AMENDMENT TO ALLERGAN, INC.
                                 PENSION PLAN


        The ALLERGAN, INC. PENSION PLAN (the "Plan"), as restated in 1994, is hereby amended to read as follows:

I. Appendix A of the Plan is hereby amended in its entirety to read as follows:

                                  APPENDIX A

                Actuarial Equivalent shall mean a benefit of equal actuarial value based on the attached factors.

                A.1 No benefit determined in accordance with the factors set forth in this Appendix shall be less than the actuarial equivalent determined in accordance with the actuarial assumptions in effect as of the adoption date of the Second Amendment to the Plan (7% interest rate and the 1971 GAM Mortality Table -- Males (age setback 2 years)) of the Participant's Accrued Benefit determined as of the adoption date of the Second Amendment to the Plan.

                A.2 For Plan Years commencing prior to January 1, 1995: For purposes of Section 5.4, Actuarial Equivalent shall mean an amount of equal actuarial value based on the interest rate(s) which would be used (as of the first day of the Plan Year in which falls the annuity starting date) by the Pension Benefit Guaranty Corporation (PBGC) for a trusteed single-employer plan to value a benefit upon termination of an insufficient trusteed single-employer plan to value a benefit upon termination of an insufficient trusteed single-employer plan and the 1971 GAM Mortality Table -- Males (age set-back 2 years).

                A.3 For Plan Years commencing after December 31, 1994: For purposes of Section 5.4, Actuarial Equivalent shall mean an amount of equal actuarial value based on the Applicable Mortality Table and the Applicable Interest Rate where:

                        "Applicable Mortality Table" means the 1983 Group
                Annuity Mortality Table; and

                        "Applicable Interest Rate" means the annual interest
                rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue for the first full calendar month preceding the Plan Year that contains the annuity starting date.

        IN WITNESS WHEREOF, Allergan, Inc. hereby executes this instrument evidencing the above terms of the Allergan, Inc. Pension Plan effective as of June 1, 1995, this 5th day of May, 1995.


By:     /s/ Susan J. Glass
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Title:  Assistant Secretary
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